ASSET PURCHASE AGREEMENT

                                   dated as of

                             October 3, 1996, among

                          Affinity Entertainment, Inc.

                                       and

                           Tradewinds Television, LLC

                                       and

                                  Royeric Pack

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS............................................................................................1
1.1  Definitions..................................................................................................1

ARTICLE 2   SALE OF ACQUIRED ASSETS, ASSUMPTION OF LIABILITIES AND RELATED TRANSACTIONS...........................7

2.1  Purchase and Sale of Acquired Assets.........................................................................7
2.2  Assumption of Certain Liabilities............................................................................8
2.3  Purchase Price and Allocation................................................................................8
2.4  Sales and Use Taxes..........................................................................................8

ARTICLE 3  CLOSING................................................................................................8

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................................9

4.1  Organization, Power and Authority............................................................................9
4.2  Authorization of Agreements..................................................................................9
4.3  Effect of Agreement..........................................................................................9
4.4  Financial Statements........................................................................................10
4.5  Receivables.................................................................................................10
4.6  Permits; Conduct of Business................................................................................11
4.7  Material Contracts..........................................................................................11
4.8  Condition and Use of Property...............................................................................11
4.9  Legal Proceedings...........................................................................................11
4.10 Library Rights..............................................................................................11
4.11 Third Party Rights..........................................................................................13
4.12 Library Tangible Assets.....................................................................................14
4.13 Marks and Registrations.....................................................................................14
4.14 Licenses....................................................................................................15
4.15 Insurance...................................................................................................16
4.16 Compliance with Law.........................................................................................16
4.17 Certain Interests...........................................................................................16
4.18 No Brokers or Finders.......................................................................................16
4.19 Tax and Other Returns or Reports............................................................................16
4.20 Employment Contracts; Employee Benefit Plans................................................................17
4.21 Accuracy of Information.....................................................................................17

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER................................................................18

5.1  Organization and Related Matters............................................................................18
5.2  Authorization...............................................................................................18
5.3  No Conflicts................................................................................................18
5.4  No Brokers or Finders.......................................................................................19

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

ARTICLE 6 ADDITIONAL AGREEMENTS..................................................................................19

6.1  Access......................................................................................................19
6.2  Conduct of Business; Financial Statements...................................................................19
6.3  Permits and approvals; Third Party Consents.................................................................20
6.4  No Solicitations............................................................................................20
6.5  Confidentiality; Publicity..................................................................................21
6.6  Performance by Affiliates...................................................................................21
6.7  Representations and Warranties..............................................................................21
6.8  Payments to Pack............................................................................................21

ARTICLE 7  CONDITIONS OF PURCHASE................................................................................23

7.1  General Conditions..........................................................................................23
7.2  Conditions to Obligations of Buyer..........................................................................23

ARTICLE 8 TERMINATION OF OBLIGATIONS; SURVIVAL...................................................................25

8.1  Termination of Agreement....................................................................................25
8.2  Effect of Termination.......................................................................................26
8.3  Expenses....................................................................................................26

ARTICLE 9 INDEMNIFICATION........................................................................................27

9.1  Indemnification.............................................................................................27
9.2  Procedure...................................................................................................28

ARTICLE 10 GENERAL...............................................................................................29

10.1  Survival...................................................................................................29
10.2. Amendments; Waivers........................................................................................29
10.3  Schedules; Exhibits; Integration...........................................................................29
10.4  Best Efforts; Further Assurances...........................................................................30
10.5  Bulk Sale Law..............................................................................................30
10.6  Governing Law..............................................................................................30
10.7  No Assignment..............................................................................................31
10.8  Headings...................................................................................................31
10.9  Counterparts...............................................................................................31
10.10 Parties in Interest........................................................................................31
10.11 Notices....................................................................................................31
10.12 Remedies; Waiver...........................................................................................33
10.14 Knowledge Convention.......................................................................................33
10.15 Representation By Counsel; Interpretation..................................................................33
10.16 Specific Performance.......................................................................................33


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10.17 Severability...............................................................................................34



                                    SCHEDULES

SCHEDULE 2.1...........................ACQUIRED ASSETS
SCHEDULE 2.1.1.........................LIBRARY
SCHEDULE 2.1.1(a)......................FILM LIBRARY
SCHEDULE 2.1.1(b)......................TELEVISION LIBRARY
SCHEDULE 2.1.2.........................WORKS IN PROGRESS
SCHEDULE 2.2(b)........................ASSUMED LIABILITIES
SCHEDULE 4.1...........................OWNERSHIP OF TW
SCHEDULE 4.3...........................REQUIRED PERMITS AND APPROVALS
SCHEDULE 4.5...........................ACCOUNTS RECEIVABLE
SCHEDULE 4.6...........................CONDUCT OF BUSINESS EXCEPTIONS
SCHEDULE 4.7...........................CONTRACTS
SCHEDULE 4.9...........................LEGAL PROCEEDINGS
SCHEDULE 4.10(a).......................LIBRARY RIGHTS EXCEPTIONS
SCHEDULE 4.10(b).......................RIGHTS VIOLATIONS
SCHEDULE 4.11(a).......................PARTICIPATIONS
SCHEDULE 4.11(b).......................GUILD ENCUMBRANCE
SCHEDULE 4.13(a).......................MARKS
SCHEDULE 4.13(b).......................COPYRIGHTS
SCHEDULE 4.13(b).......................INSURANCE
SCHEDULE 4.17..........................CERTAIN INTERESTS
SCHEDULE 4.20(a).......................EMPLOYMENT CONTRACTS
SCHEDULE 4.20(b).......................EMPLOYEE BENEFIT PLANS


                                    EXHIBITS


A...Bill of Sale
B...Financial Statements of Tradewinds Television, LLC

                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement is entered into as of October 3, 1996 among Affinity Entertainment, Inc., a Delaware corporation ("Buyer"), Tradewinds Television, LLC, a California limited liability company ("TW"), and Royeric Pack, an individual ("Pack" and, together with TW, the "Sellers" and, individually, a "Seller").

                                 R E C I T A L S

                  WHEREAS, Pack owns the entire membership interest in TW;

                  WHEREAS, Sellers desire to sell, and Buyer desires to purchase, certain assets and contract rights representing the film and television interests directly or indirectly owned and controlled by Sellers, on the terms and conditions set forth in this Agreement.

                                A G R E E M E N T

                  In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1      DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

                  (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular,

                  (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

                  (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

                  (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

                  (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and

                  (f) references to "Sellers" herein shall be deemed to refer to TW and Pack, jointly and severally.

                  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

                  "Acquired Assets" has the meaning set forth in Section 2.1.

                  "Action" means any action, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "Affinity Encumbrance" means the Encumbrance of Buyer pursuant to the Security Agreement.

                  "Agreement" means this Agreement by and among Buyer, TW and Pack as amended or supplemented together with all Exhibits and Schedules attached hereto or incorporated by reference.

                  "AMG" means Action Media Group Inc., a corporation.

                  "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "Applicable Copyright Law" means the U.S. Copyright Act of 1976, as amended, and, as applicable, common law of any jurisdiction in the United States, the Copyright Act of 1909, as amended, the Universal Copyright Convention and the Berne Convention.


                  "Associate" of a Person means

                  (a) a corporation or organization (other than a party to this Agreement) of which such Person is a director, an officer, member, manager, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                  (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

                  (c) any relative or spouse of such Person or any relative of such spouse who has the same home as such Person or who is a director, officer, member or manager of TW.

                  "Assumed Liabilities" has the meaning specified in Section 2.2(b).

                  "Bill   of   Sale"   means  an   instrument   of   assignment,
substantially in the form of Exhibit A hereto, dated the Closing Date and assigning and transferring to Buyer all right, title and interest in and to the Acquired Assets.

                  "Business" means the film and television businesses of TW.

                  "Closing" means the consummation of the Transactions.

                  "Closing Date" means the date of the Closing.

                  "Contract" means any contract, agreement, arrangement, lease, license, sales order, purchase order or other legally binding commitment, instrument or understanding, whether or not in writing.

                  "Copyright" means legal, economic, moral and neighboring rights in any work of authorship, including, without limitation, those arising under Applicable Copyright Law, and all registrations, renewals, and applications for registration or renewal of any of the foregoing owned or controlled by Sellers and relating to any asset in the Library, including, without limitation, the copyrights listed in Schedule 4.13(b) to this Agreement.

                  "Employee Benefit Plan" means all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA.

                  "Encumbrance" means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, pledge, rights of others, or other similar restriction (whether on sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Film Library" means the Library Pictures listed on Schedule 2.1.1(a).

                  "Financial Statements" has the meaning specified in Section 4.4(a).

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Guild Encumbrances" means any right or Encumbrance, including, without limitation, so called "separated rights" and rights similar thereto, obtained pursuant to the terms of any guild, union or other collective bargaining agreement applicable to any assets included in the Library, whether said right is obtained directly or by implication or reference in an individual Contract, to: (i) receive money or any other valuable consideration for merchandising any assets included in the Library; or (ii) limit or prohibit the exercise of any or all of the rights of exploitation of any assets included in the Library; or (iii) receive money or other valuable consideration for the exercise of any or all of the rights of exploitation of any or all of the assets included in the Library.

                  "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Investment Letter" means the investment letter, in the form to be agreed to by the parties, dated the Closing Date to be signed by Pack.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "Library" means, collectively, all Library Rights and all Library Tangible Assets.

                  "Library Film Properties" means all physical properties of, or relating to, any item of Library Pictures or Works in Progress, including, without limitation, prints, negatives, duplicating negatives, fine grains, music and sound effects tracks, master tapes and other duplicating materials of any kind, all various language dubbed and titled versions, prints and negatives of stills, trailers and television spots, all promos and other advertising and publicity materials, stock footage, trims, tabs, out-takes, cells, drawings, storyboards, models, sculptures, puppets, sketches, and continuities, including, without limitation, any of the foregoing in the possession, custody or control of Sellers, or to the extent owned by Sellers, in the possession of their predecessors or assigns or any film laboratories, storage facilities or other third parties.

                  "Library Literary Properties" means all literary, dramatic or other works, screenplays, stories, adaptations, scripts, treatments, formats, bibles, scenarios, characters, titles, and any and all other literary or dramatic materials of any kind and any rights therein of or relating to any of the Library Pictures or Works in Progress, including, without limitation, any remake, sequel, prequel, series, character, legitimate stage, merchandising and other derivative, compilation and ancillary rights of every kind, whether now or hereafter recognized, in all media including, without limitation, for theatrical, non-theatrical, home video, multi-media, interactive, computer, pay-per-view, television, pay or basic cable, DBS, TVRO, MDS, MMDS, STV or any other form of exhibition or distribution now known or hereafter devised.

                  "Library  Music  Rights"  means  all  music   synchronization,
performance, mechanical, publication and other music rights of or relating to any of the Library Pictures or Works in Progress.

                  "Library Outstanding Agreements" means all Contracts now in effect pursuant to which Sellers have any rights to distribute, exhibit, use, exercise or exploit, any rights in or to, or providing for the acquisition, sale, purchase, lease, license or other disposition by or to Sellers of or relating to any of the Library Pictures or Works in Progress.

                  "Library Pictures" means any and all completed audio, visual and/or audiovisual works of any kind or character owned, licensed or otherwise controlled by Sellers, including, without limitation, motion pictures, television programs, series, mini-series, pilots, specials, documentaries, cartoons, compilations, promotional films, trailers and shorts, whether animated, live action or both whether produced for theatrical, non-theatrical, home video, multi-media, interactive, computer, pay-per-view, television, pay or basic cable, DBS, TVRO, MDS, MMDS, STV or any other form of exhibition or distribution now known or hereafter devised, and specifically including the Film Library and the Television Library.

                  "Library Rights" means, collectively, all Library Pictures, Works in Progress, Library Literary Properties, Library Music Rights, Library Underlying Agreements and Library Outstanding Agreements.

                  "Library Tangible Assets" means, collectively, all Library Film Properties and all written Contracts and other documents evidencing, memorializing or otherwise relating to the Library Rights, including, without limitation, the Library Underlying Agreements and Library Outstanding Agreements.

                  "Library Underlying Agreements" means all Contracts with writers, directors, producers, actors, artists, animators, voice talent or other parties relating to the preparation or production of any of the Library Pictures, pursuant to which Sellers have or purport to have any rights in or obligations relating to the Library Pictures, Works in Progress or any element thereof.

                  "License" has the meaning set forth in Section 4.14(a).

                  "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "Mark" has the meaning set forth in Section 4.13(a).

                  "Material   Contract"  means  any  Contract  material  to  the
business of the subject person as of or after the date hereof and includes but is not limited to those Contracts deemed material by Section 4.7.

                  "Note" means that certain promissory note dated September 13, 1996 executed by TW in favor of Buyer, as well as any additional notes or evidences of indebtedness entered into by TW in favor of Buyer prior to the Closing.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ issued by a Governmental Entity.

                  "Participation" means any contingent right in, or to receive money or other consideration in respect of, the exploitation of any asset included in the Library, excluding Guild Encumbrances.

                  "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "Permitted Encumbrances" means Taxes (a) not yet delinquent or
(b) the validity of which are being contested in good faith by appropriate actions.

                  "Person" means an association, a corporation, an individual, a
partnership,  a  trust  or  any  other  entity  or  organization,   including  a
Governmental Entity.

                  "Purchase Price" has the meaning set forth in Section 2.3.

                  "Registration Rights Agreement" means the Registration Rights Agreement in the form to be agreed to by the parties.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means the Interim Financing and Security Agreement dated September 13, 1996 among Buyer, TW and Pack, as amended from time to time, and the security documents executed in connection therewith, including the UCC-1 Financing Statement dated September 13, 1996, executed by TW, and the Copyright Mortgage and Assignment, dated September 13, 1996, executed by TW.

                  "Tax"  means  any  foreign,  federal,  state,  county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in
connection  with  the  determination,   settlement  or  litigation  of  any  tax
liability.

                  "Television  Library"  means the  Library  Pictures  listed on
Schedule 2.1.1(b).

                  "Termination Date" means, unless mutually extended by TW and Buyer, 90 days following receipt of written notice by TW (60 days following receipt of written notice by TW on or after December 1, 1996) that Buyer has determined that the conditions to the Transactions could not be satisfied and the Transactions will not be consummated.

                  "TW Accounts Receivable" means all on and off-balance sheet accounts receivable relating to the Business as listed on Schedule 4.5.

                  "Transactions" means the transactions contemplated by this Agreement.

                  "Works in Progress" means all audio, visual and/or audio visual works for which production has commenced and which are not complete which, if completed, would otherwise constitute Library Pictures, including, without limitation, those properties listed on Schedule 2.1.2.

                                    ARTICLE 2

               SALE OF ACQUIRED ASSETS, ASSUMPTION OF LIABILITIES
                            AND RELATED TRANSACTIONS

                  2.1        PURCHASE AND SALE OF ACQUIRED ASSETS.

                  Subject to the terms and conditions of this Agreement, on the Closing Date Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, the assets specifically identified on Schedule 2.1 attached hereto and incorporated herein by this reference (the "Acquired Assets") including, without limitation, the name "Tradewinds Television" and all good will associated therewith, free and clear of any Encumbrances.

                  2.2      ASSUMPTION OF CERTAIN LIABILITIES.

                  (a) Liabilities Not Assumed. Except for the liabilities and obligations of TW specifically assumed pursuant to and identified in
         Section 2.2(b), Buyer shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Sellers.

                  (b) Assumed Liabilities. Notwithstanding Section 2.2(a), on the Closing Date Buyer shall assume and thereafter pay or perform the liabilities or obligations directly related to the Acquired Assets that are identified on Schedule 2.2(b) (the "Assumed Liabilities").

                  2.3      PURCHASE PRICE AND ALLOCATION.

                  The total purchase price (the "Purchase Price") for the Acquired Assets shall be (i) the assumption of the Assumed Liabilities, plus
(ii) automatic  cancellation of the Note, in the event the Closing occurs,  plus
(iii) those certain payments to Pack set forth in Section 6.8.

                  Buyer and Sellers agree to the allocation of the Purchase Price among the Acquired Assets and Assumed Liabilities to be set forth on an allocation prepared by Buyer and submitted to Sellers within thirty (30) days following the Closing. Buyer and Sellers agree that the foregoing allocation shall be used, reported and implemented for all federal, state, local and other tax purposes.

                  2.4      SALES AND USE TAXES.

                  Buyer and Sellers shall cooperate in preparing and filing use and sales tax returns relating to, and Sellers shall pay all sales, use and other similar taxes, if any, imposed on or in connection with the purchase, sale or transfer of the Acquired Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement or on the use thereof by Buyer after the Closing Date. In accordance with and subject to the provisions of
Article 9, Sellers agree to indemnify and hold harmless Buyer from and against any Losses related to the failure of Sellers to pay the sales and use taxes imposed as a result of the Transactions.

                                    ARTICLE 3

                                     CLOSING

                  Upon the terms and subject to the conditions set forth in this Agreement, the Closing of the Transactions shall take place at the offices of Rosenfeld, Meyer & Susman, LLP, 9601 Wilshire Boulevard, Suite 444, Beverly Hills, California 90210, at 10:00 a.m., on October 31, 1996, or, if later, five business days after fulfillment of all conditions to the Closing set forth herein or at such other location or time as Buyer and Sellers may agree, but in no event later than the Termination Date.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  TW and Pack jointly and severally represent, warrant and agree as follows:

                  4.1  ORGANIZATION, POWER AND AUTHORITY.

                  TW is a limited liability company duly organized, validly existing and in good standing under the laws of California and is duly qualified to do business as a foreign limited liability company in the jurisdictions in which it conducts business, except where the failure so to qualify will not have a material adverse effect on the Acquired Assets. Sellers have all necessary power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder; Pack has the authority to execute this Agreement and all other agreements and other instruments on behalf of TW. TW has all requisite power and authority to own its properties and assets and to carry on its business as now conducted. Schedule 4.1 lists the name and address of each member of TW, and the number and percentage of membership interests owned by each member. TW owns no subsidiaries or equity interests in any other entity.

                  4.2  AUTHORIZATION OF AGREEMENTS.

                  As of the Closing, the execution, delivery and performance by Sellers of this Agreement, and the consummation of the Transactions, will have been duly authorized by all necessary action by Sellers. This Agreement has been duly executed and delivered by Sellers and constitutes the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  4.3  EFFECT OF AGREEMENT

                  The execution, delivery and performance by Sellers of this Agreement, and the consummation of the Transactions, will not violate the organizational documents of TW or any law to which Sellers are subject, or any judgment, award or decree or any indenture, agreement or other instrument to which Sellers are subject, or by which Sellers or the Acquired Assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the Acquired Assets. Except as identified in
Schedule 4.3, the execution, delivery and performance of this Agreement, and the consummation of the Transactions, by Sellers will not require filing or registration with, or the issuance of any Permit or granting of any Approval by, any other third party or Governmental Entity under the terms of any applicable Law or Contract.

                  4.4  FINANCIAL STATEMENTS.

                  (a) Financial Statements and Balance Sheet Accounts. TW has delivered to Buyer a balance sheet for TW at August 31, 1996 and the related statement of operations as attached as Exhibit B hereto. Such financial statements have been certified by Pack. All such financial statements and any additional financial statements of TW delivered to Buyer prior to Closing are hereafter called the "Financial Statements." The statements of operations present fairly in all material respects the results of operations of TW for the periods covered, and the balance sheets present fairly in all material respects the financial condition of TW as of their respective dates. All such Financial Statements reflect all adjustments (which consist only of normal recurring adjustments not material in amount and include but are not limited to estimated provisions for year-end adjustments) necessary for such a fair presentation. At the dates of such balance sheets of TW had no material liability (actual, contingent or accrued) that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected therein but were not.

                  (b) Accounting Records. The accounting books, records and documents of TW to which Buyer and its authorized representatives have had access, accurately and validly reflect the business and disposition of assets of TW in reasonable detail. TW has accounting controls sufficient to insure that its business and transactions are executed in accordance with management's general or specific authorization.

                  4.5  RECEIVABLES.

                  Schedule 4.5 lists the TW Accounts  Receivable,  including (a)
the names of the account debtor and payee, (b) balance as of August 31, 1996 and
(c) scheduled due date thereof. Each TW Account Receivable is owned by TW free and clear of all Encumbrances other than the Affinity Encumbrance and complies with all requirements of Law applicable thereto and constitutes the legal, valid and binding payment obligation of the account debtor, enforceable by TW in accordance with its terms subject to no penalty or disability. The Bill of Sale, when executed and delivered pursuant hereto, will vest in Buyer all the right, title and interest in and to the TW Accounts Receivable and the unpaid indebtedness evidenced thereby and will be valid and enforceable against all creditors of and purchasers from Sellers. Sellers agree to defend the right, title and interest of Buyer in and to the TW Accounts Receivable against all claims of third parties except those claiming by or through Buyer. Each TW Account Receivable arose in the ordinary course of business and, other than adjustments related to Nielsen ratings, is not subject to any dispute, offset, counterclaim or other defense, whether arising out of the transactions represented by the TW Accounts Receivable or independently thereof and is unconditionally owed by the account debtor thereof without any conditions to payment except for the passage of time.

                  4.6  PERMITS; CONDUCT OF BUSINESS.

                  Except for business Permits from local Governmental Entities, Sellers are not required to obtain or have obtained any Permits in connection with the operation by Sellers of the Business as presently conducted. Except as set forth in Schedule 4.6, since August 31, 1996, Sellers have conducted the Business only in the ordinary and usual course, have not entered into any transactions that are material to the Acquired Assets, incurred any indebtedness in connection with the Business (other than pursuant to the Security Agreement), or done or permitted to be done any other acts or things that would cause Sellers to be in violation of this Agreement.

                  4.7  MATERIAL CONTRACTS.

                  Schedule 4.7 lists each Material Contract, which shall be deemed to be any Contract to which either TW or Pack is a party that relates to an Acquired Asset or by which an Acquired Asset is bound that is a License or to which TW is a party and which was not made in the ordinary course of business. Except as set forth on Schedule 4.7, each Material Contract is valid and subsisting; Sellers have duly performed all their obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Sellers or, to the best knowledge of Sellers, any other party or obligor with respect thereto, has occurred or as a result of the Transactions will occur. True copies of the written Material Contracts listed on Schedule 4.7, including all amendments and supplements thereto, have been delivered to Buyer, together with full, complete and accurate descriptions of all oral Material Contracts.

                  4.8  CONDITION AND USE OF PROPERTY.

                  TW has good and marketable title to or the right to use, free of Encumbrances, all of the Acquired Assets, except for (a) Permitted Encumbrances, (b) the Affinity Encumbrance and (c) with respect to the Library Rights, the Licenses set forth in Schedule 4.7 and the matters set forth on Schedules 4.10(a) and 4.11(a).

                  4.9  LEGAL PROCEEDINGS.

                  Except as set forth in Schedule 4.9, there is no Order or Action pending, or, to the best knowledge of Sellers, threatened, against or affecting the Acquired Assets, nor to the best knowledge of Sellers is there any reasonable basis therefor.

                  4.10  LIBRARY RIGHTS

                  (a) Schedules 2.1.1 and 2.1.2 set forth a list of all Library Pictures and Works in Progress, respectively. Except as set forth in
         Schedule 4.10(a), TW owns, is licensed or otherwise possesses the exclusive right, title and interest in the Library Pictures to permit the exploitation thereof in all forms of media now existing or hereafter created throughout the universe in perpetuity. Except as set forth in Schedule 4.10(a), TW owns the sole copyright in the Library Pictures and the Works in Progress. TW possesses the right afforded to a sole copyright owner by Applicable Copyright Law to maintain a cause of action under such Law to prevent, or to recover damages arising from, the use, reproduction, adaptation, publication or display by third parties not authorized by TW of the Library Pictures and the Works in Progress. Except as set forth on Schedule 4.10(a), the Library may be exploited for the full term of the applicable copyright and renewals and extensions thereof without the consent of any third party, including without limitation any employee, agent, independent contractor, employee for hire, consultant, previous rights holder, underlying rights holder, or successor, heir or descendent thereof.

                  (b) (i) Except for Permitted Encumbrances and the Affinity Encumbrance, there are no Encumbrances or Actions, whether pending or, to the best knowledge of Sellers, threatened, involving or against any of the Library Rights, and Buyer shall be able to exploit the Library Rights to the full extent provided by applicable Law.

                           (ii) Except as set forth on Schedule 4.10(b), neither
                  the  Library  Rights,   nor  any  element  thereof,   nor  the
                  exploitation thereof by TW, libels, defames, violates the rights of privacy or publicity, or violates or infringes any copyright, patent, trademark or service mark, common law or other similar right, including, without limitation, any literary, dramatic, comedic, musical, distribution, exhibition or photoplay right, of any Person or violates any other applicable Law. Except as set forth in Schedule 4.10(b), Sellers have not received any notice of any claim thereof.

                           (iii) All material contained in the Library Rights is
                  either (A) wholly original with writer(s) duly employed for hire by TW and not copied, in whole or in part, from any other work, (B) duly licensed to, or otherwise acquired by, TW, (C) in the pubic domain throughout the world, (D) permitted to be exploited by TW pursuant to the provisions of 17 U.S.C. ss. 107, as judicially interpreted for all current uses to the full extent of the Library Rights or (E) a combination of any of the foregoing.

                           (iv) All the Library Music Rights are (A)  controlled
                  by American Society of Composers, Authors and Publishers ("ASCAP"), Broadcast Music Inc. ("BMI"), SESAC or other applicable music performing rights organization, (B) in the public domain throughout the world or (C) duly licensed or otherwise owned by TW with sufficient rights to permit their public performance in connection with, the exploitation of the Library Pictures and Works in Progress.

                           (v) The  credits  that are  contained  in the Library
                  Pictures and Works in Progress are complete and accurate in all material respects and do not omit any party or entity entitled to any credit for providing services in connection therewith, and no credit provided in the Library Pictures and Works in Progress is inaccurate, improper or insufficient in any material respect under any applicable Law or Contract.

                           (vi) A valid  copyright  notice which conforms to the
                  requirements of Applicable Copyright Law relating to the elements, placement and other requirements of such notice appears on each Library Picture.

                           (vii) TW has conformed to the requirements of Section
                  507 of the Federal Communications Act concerning broadcast matter and disclosures required thereunder in all material respects, insofar as said Section 507 applies to Persons furnishing program material for television broadcasting, and the portion of the Library Pictures which consist of television programs do not include any matter for which any money, service or other valuable consideration is or was directly or indirectly paid or promised to Sellers by any third party, or accepted from or charged to any third party by Sellers. As used herein, the term "service or other valuable consideration" shall not include any service or property furnished without charge or at a nominal charge for use in, or in connection with, the Library Pictures unless such service or property is furnished in consideration for an identification in a broadcast of any Person, product, service, trademark or brand name beyond an identification which is reasonably related to the use of such service or property within the Library Pictures.

                  4.11 THIRD PARTY RIGHTS.

                  (a) Schedule 4.11(a) sets forth a list of all Participants payable with respect to the exploitation of the Library Rights setting forth the name and address of the Person to whom each such Participation is payable and the terms, method and manner of computing the amount and payment of each such Participation. Accurate and complete contracts pursuant to which any Participation described on such Schedule are payable have been made available to Buyer. No Participation set forth on such Schedule is subject to acceleration in any manner whatsoever as a result or by reason of the consummation of the Transactions. Sellers have paid all Participations that are due and payable or have accrued for all Participations that should be accrued in accordance with GAAP consistently applied.

                  (b) Schedule 4.11(b) sets forth a true, accurate and complete list of each guild, union or labor organization on behalf of which a Guild Encumbrance is applicable to the exploitation of any of the Acquired Assets included in the Library. Sellers have complied in all material respects with all requirements under any applicable collective bargaining agreements and have paid all amounts that are due and payable (and have accrued all amounts that should be accrued in accordance with GAAP consistently applied) under all applicable collective bargaining agreements with any union or guild or any other Contract by reason of any past or current television re-runs or theatrical, home video, television or other exhibitions or exploitation of any of the assets included in the Library (or from the exploitation of any derivative works based thereon) or any so-called "separation of rights" or similar provisions in any of the foregoing agreements.

                  4.12 LIBRARY TANGIBLE ASSETS

                  An original negative and soundtrack, or videotape master (or, with respect to Works in Progress, film materials created as of the date hereof) of each of the Library Film Properties has been properly stored. Each negative and soundtrack within the Library Film Properties is free of cracks, tears, scratches or abrasions, and all splices in each such negative are sound and secure and transparent when viewed by transmitted light. An original negative and soundtrack of each of the Library Pictures may be used for the purpose of making a first class, fine grain print and a first class, fine grain production master. Each videotape master within the Library Film Properties is free of physical damage including, but not limited to, flaking, tearing, oxide loss and shedding, and may be used for the purpose of creating a first class videotape duplicate. All duplicate masters of any such original or elements thereof that currently exist and that are owned or controlled by Sellers are included in the Library Tangible Assets. The Library Film Properties are stored and maintained directly by Sellers or on their behalf by authorized distributors or licensees in film storage facilities or in film laboratories in accordance with recognized industry standards for the use and preservation of such materials. Sellers have customary access sufficient to exploit the Library Film Properties, including the right to remove such materials. The Library Tangible Assets contain sufficient Library Film Properties to satisfy the deposit requirements under Applicable Copyright Law in order to effectuate, on a timely basis, applicable copyright registration and renewal filings for each Library Picture and Library Underlying Literary Property. Except for Permitted Encumbrances, there are no Encumbrances or Actions, whether pending or, to the best knowledge of Sellers, threatened, against any of the Library Film Properties.

                  4.13 MARKS AND REGISTRATIONS.

                  (a) The Marks include all brand names, service marks, trademarks, tradenames, logos and other words or symbols used to identify the source of goods or services that are or have been used in connection with the Library. Each Mark owned by TW and included in the Acquired Assets or licensed to TW and used in connection with the exploitation of the Acquired Assets is listed in Schedule 4.13(a) attached hereto. TW (x) has the sole and exclusive right to use the Marks listed in Schedule 4.13(a) for the goods and services and in the jurisdictions indicated, and (y) has applied for or registered the Marks owned by TW in the jurisdictions and classes shown and such registrations with respect to such classes and such applications are valid and pending.

                           (i) Except for Permitted  Encumbrances,  there are no
                  Encumbrances or Actions, whether pending or, to the best knowledge of Sellers, threatened, involving or against any of the Marks.

                           (ii) Except as set forth in Schedule 4.13 (a), neither the Marks nor any element thereof as they currently exist, nor the current exploitation thereof (except to the extent elements unrelated to the Library are used in such exploitation) by Sellers, libels, defames, violates the rights of privacy or publicity, or violates any trademark or service mark, common law or other similar right of any Person or violates any other applicable Law. Sellers have not received any claim thereof.

                           (iii) Except as set forth on Schedule 4.13(a),  there
                  are no third party claims pending against the Marks and, to the best knowledge of Sellers, there are no brand names, service marks, trademarks, tradenames, logos or other words or symbols used to identify the source of goods or services that conflict with or infringe on the Marks or potential infringements against the Marks.

                  (b) The Library Pictures and Works in Progress, and the elements thereof, the Library Literary Properties and the Library Music Rights are protected under valid and existing United States copyrights and none of the Library Pictures, Works in Progress,

         Library Literary Properties or Library Music Rights is in the public domain in the United States or any country party to the Universal Copyright Convention or the Berne Convention. Schedule 4.13(b) sets forth a list of all items included in the Library that have been registered for copyright or to which a registration has been applied for in the name of TW and all of which are validly subsisting in the United States and all other countries in which they are registered and, to the best knowledge of Sellers, no third parties have a conflicting copyright with respect thereto outside the United States. All such registrations and applications, including the schedule expiration dates thereof and details concerning any pending renewals or extensions, are listed in Schedule 4.13(b).

         4.14     LICENSES

                  (a) Schedule 4.7 sets forth a complete list of all Contracts concerning the licensing, distribution, exhibition or any other exploitation by TW or any assignee of TW of any of the Library Pictures or Works in Progress (a "License"), currently in effect (except for sublicenses entered into pursuant to, in accordance with or under any of the Licenses), including without limitation: (i) all Licensees authorizing exhibition of the Library Pictures or Works in Progress by all means now known or hereafter devised; (ii) all Licenses authorizing exploitation of the Library Rights, Marks or Copyrights in merchandising, commercial tie-ins, co-promotions, theme parks or endorsement; (iii) all Licenses authorizing exploitation of the Library Rights, Marks or Copyrights in merchandising for remakes, prequels and sequels or other derivative works not otherwise referred to in (ii) above; and (iv) all options relating to (i)-(iii) above.

                  (b) Sellers have (i) delivered or (ii) made available, or upon request by Buyer, will promptly deliver or make available to Buyer a true and correct copy of each License, in each case as in effect and together with all amendments or modifications thereof. Each License is in full force and effect and is valid, binding and enforceable in accordance with its terms by Sellers and, to the best knowledge of Sellers, by any other party thereto. Neither Sellers nor to the best knowledge of Sellers, any other party thereto is in material breach or default thereunder, and no event has occurred on the part of any party to any License which with notice or lapse of time or both would constitute a material breach or default thereunder or permit termination or acceleration thereunder. Neither Sellers, nor, to the best knowledge of Sellers, has any other party to a License, threatened to, or taken, any action that would cause or result in a material default, a material breach or an anticipatory material breach by such party thereunder nor has any such party alleged any such default or breach.

                  (c) All Licenses that have been entered into by TW were entered into on an arms length basis.

                  4.15 INSURANCE.

                  Schedule 4.15 lists all insurance policies and bonds that are currently in effect and apply to the Acquired Assets. All insurance policies and bonds are in full force and effect and insure Sellers against all risks normally insured against by companies engaged in similar businesses. Sellers are not in default under any such policy or bond and have received no notice of cancellation of any such policy or bond.

                  4.16 COMPLIANCE WITH LAW.

                  Sellers have conducted the Business in accordance with all applicable Laws in all material respects.

                  4.17 CERTAIN INTERESTS.

                  Except as set forth on Schedule 4.17, no Affiliate of TW nor any officer, director, member or manager thereof, nor Associate of any such individual, has any material interest in any of the Acquired Assets or the Assumed Liabilities.

                  4.18 NO BROKERS OR FINDERS.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm in connection with the negotiation, execution or performance of this Agreement or the consummation of the Transactions, is or will be entitled to any broker's or finder's or similar fees or other commission as a result of this Agreement or the Transactions.

                  4.19 TAX AND OTHER RETURNS OR REPORTS.

                  All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Sellers (the "Tax Returns") with respect to any Tax have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Sellers for Taxes for the periods, property or events covered thereby. All Taxes, including those without limitation which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Sellers, have been properly accrued or paid. Sellers have not received any notice of assessment or proposed assessment in connection with any Tax Returns, and there are not pending tax examinations of or tax claims asserted against Sellers or any of their assets or properties. Sellers have not extended, or waived the application of, any statute of limitations of any Taxes. There are no tax liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of Sellers. Sellers have no knowledge of any basis for any additional assessment of any Taxes. Sellers have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to Taxes imposed upon Sellers. Pack shall prepare and file at his sole expense all final tax returns of TW.

                  4.20 EMPLOYMENT CONTRACTS; EMPLOYEE BENEFIT PLANS

                  (a) Except as set forth on Schedule 4.20(a), Sellers are not a party to any written or oral agreement, contract or commitment with any present or former employee or consultant for the employment of any person, including any consultant who is engaged in the conduct of the Business.

                  (b) Except as set forth on Schedule 4.20(b), there are no Employee Benefit Plans sponsored or maintained by the Sellers.

                  4.21 ACCURACY OF INFORMATION.

                  All information furnished by or on behalf of Sellers to Buyer, its agents or representatives in connection with Sellers, the Acquired Assets, the Assumed Liabilities, this Agreement and the Transactions is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading. None of the information supplied or to be supplied in writing by or on behalf of Sellers to any Person for inclusion, or included, in any document or application filed with any Governmental Entity having jurisdiction over or in connection with the Transactions or this Agreement, did contain, or at the respective times such information is delivered or becomes effective, will contain any untrue statement of a material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any of such information at any time subsequent to its delivery and prior to Closing becomes untrue or misleading in any material respect, Sellers will promptly notify Buyer in writing of such fact and of the reasons for such change. All documents required to be filed by Sellers with any Governmental Entity in connection with this Agreement or the Transactions will comply in all material respects with the provisions of applicable Law.

                  Any certificate delivered to Buyer by Sellers shall constitute a representation and warranty by Sellers that the statements therein are accurate in all material respects as of the date of such delivery.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                Buyer represents, warrants and agrees as follows:

                  5.1 ORGANIZATION AND RELATED MATTERS.

                  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Buyer has the corporate power and authority to execute, deliver and perform this Agreement.

                  5.2 AUTHORIZATION.

                  As of the Closing, the execution, delivery and performance of this Agreement by Buyer shall have been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         5.3      NO CONFLICTS.

                  The execution, delivery and performance of this Agreement by Buyer will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (a) the charter documents or bylaws of Buyer, (b) any Law to which Buyer is subject or (c) any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer, provided that the appropriate regulatory approvals are received as contemplated by Section 7.1.

         5.4      NO BROKERS OR FINDERS.

                  No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement or the Transactions, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or the Transactions.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1      ACCESS.

                  Sellers will authorize and permit Buyer and its representatives (which shall include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice, to all of TW's properties, books, records, operating instructions and procedures, and all other information, to the extent they relate to the Acquired Assets as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss its Business with such other Persons, including, without limitation, Sellers' directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with the Acquired Assets or the Assumed Liabilities, obtaining any necessary Approvals of or Permits for the Transactions and conducting an evaluation of the organization and business of Sellers as it relates to the Acquired Assets and Assumed Liabilities.

         6.2      CONDUCT OF BUSINESS; FINANCIAL STATEMENTS.

                  (a) From the date hereof through the earlier of the Closing Date and the date on which this Agreement is terminated in accordance wtih Article 8, Sellers will not, without the prior consent in writing of Buyer:

                           (i) terminate,  or renegotiate any Material  Contract
                  or default (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract; or

                           (ii) incur or agree to incur in  connection  with its
                  Business an obligation or liability (absolute or outright) except pursuant to the Security Agreement; or

                           (iii) terminate or fail to renew any existing insurance coverage in connection with the Business or present any notice or claim under such policies in a timely fashion; or

                           (iv) make or cause to be made any loans,  advances or
                  payments to Sellers or their Affiliates or Associates; or

                           (v) do or permit to be done any other  acts or things
                  that would cause them to be in violation of this Agreement.

                  (b) Sellers will furnish to Buyer monthly unaudited balance sheets and statements of operations of TW and such other reports as Buyer may reasonably request relating to Sellers or the Acquired Assets or Assumed Liabilities. Each of the financial statements delivered pursuant to this Section 6.2(b) shall be accompanied by a certificate of Pack to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of TW for the periods covered and reflect all adjustments (which consist only of normal recurring adjustments not material in amount) necessary for such a fair presentation.

         6.3      PERMITS AND APPROVALS; THIRD PARTY CONSENTS.

                  (a) Sellers and Buyer each agree to cooperate and use their best efforts to obtain from governmental bodies and other regulatory authorities all Approvals and Permits that may be necessary or that may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement. Sellers and Buyer shall furnish each other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions under the provisions of such laws.

                  (b) To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement, Sellers shall obtain such approval prior to the Closing Date and in the event that any such approval is not obtained prior to the Closing Date notwithstanding Sellers' best efforts (but without limitation on Buyer's rights under Section 7.2), Sellers shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Material Contract and shall indemnify and hold harmless Buyer for and against any and all Losses as a result, directly or indirectly, of the failure to obtain any such Approval, except with respect to Material Contracts relating to "The Night They Saved Christmas." In addition, Sellers shall obtain from each TW Accounts Receivable account debtor an acknowledgment confirming the information about such account set forth on Schedule 4.5 and an agreement to pay all such amounts to Buyer.

         6.4      NO SOLICITATIONS.

                  During the period from the date of this Agreement until the Closing Date, Sellers agree that, except as required by law or court order, neither of them will, and that they will cause the officers, directors, members and managers of TW not to, initiate or solicit any proposal for, or provide any non-public information to or hold negotiations or discussions with any other person or entity regarding, any transaction regarding the sale of the Acquired Assets or any transaction, including, but not limited to, a sale of the membership interests or merger of TW, having a similar effect. Sellers will immediately cease and cause to be terminated any such negotiations or discussions currently in progress.

         6.5      CONFIDENTIALITY; PUBLICITY.

                  Each of the parties hereto, and their respective counsel, accountants and other parties assisting in the Transactions, agrees to keep the terms contained in this Agreement, and all other related agreements and documents contemplated hereby, and the Transactions and all information provided by the other party in connection herewith and therewith, confidential and shall not disclose the same to any other party except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party. The parties hereto shall endeavor to coordinate all publicity on or prior to the Closing Date relating to this Agreement or the Transactions. No party shall issue any press release, publicity statement or other public notice relating to this Agreement or the Transactions without the prior consent of the other parties, unless such party has been advised by its securities counsel that such press release, publicity statement or other public notice is advisable under applicable securities laws. In such case, the issuing party shall give an advance copy of the release to the other parties if practicable. The parties shall also consult with one another as to the content of any communication to any Governmental Entity relating to this Agreement or the Transactions.

         6.6      PERFORMANCE BY AFFILIATES.

                  Pack agrees to cause TW to comply with any obligations hereunder relating to such entity and to cause such entity to take any other action which may be necessary or reasonably requested by Buyer in order to consummate the Transactions.

         6.7      REPRESENTATIONS AND WARRANTIES.

                  Sellers shall do nothing to cause their representations and warranties made in this Agreement to become untrue as of the Closing Date.

         6.8      PAYMENTS TO PACK.

                  (a) Subject to the Closing, Buyer shall provide, agree or otherwise arrange for the following to Pack:

                           (i) An executive  producer's  fee for Bounty  Hunters
(without screen credit) of $5,000 per episode, up to 26 episodes for the first broadcast season (96/97), payable every two weeks based upon delivered episodes; it being anticipated by the parties that approximately 24 to 26 episodes will be delivered by the end of February, 1997. If Bounty Hunters is renewed for a second season, the above terms shall apply; however the producer's fee shall be $7,500 per episode. Buyer shall use its commercially reasonable efforts to ensure that all episodes of Bounty Hunters are produced on schedule and in a timely manner.

                           (ii) $150,000 cash payment at the Closing (subject to
reduction in the event that Buyer, in its sole discretion, prepays any portion of such fee prior to Closing, which prepayment will be documented and approved by TW).


                           (iii) A  certificate  for 50,000 shares of the common
stock of Buyer bearing a legend regarding restrictions under the Securities Act; provided, however, that Buyer will agree to register all of such shares for resale as soon as practicable following the Closing on a Form S-3 Registration Statement or other comparable form; and provided further, that Pack shall be limited to the sale of not more than 10,000 of such shares during any one month period.

                  (b) Pack acknowledges that an aggregate of $60,000 with respect to Sections 6.8(a)(i) and (ii) has been prepaid to Pack by Buyer, allocated first to the fees set forth in Section 6.8(a)(i) for delivered episodes.

                  6.9 NAME. On the Closing Date, Sellers shall deliver to Buyer all such executed documents as may be required to change TW's name on that date to another name bearing no similarity to Tradewinds Television, including but not limited to a name change amendment of articles of organization with the Secretary of State of California and an appropriate name change notice for each state where TW is qualified to do business. Sellers hereby appoint Buyer as their attorney-in-fact to file all such documents on or after the Closing Date.

                  6.10 INSURANCE. Sellers shall be named as additional insureds on Buyer's errors and omissions policy with respect to the Acquired Assets for a three year period following the Closing.

                                    ARTICLE 7

                             CONDITIONS OF PURCHASE

         7.1      GENERAL CONDITIONS.

                  The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

                  (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or, to the best knowledge of Sellers, have been threatened and remain so at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions.

                  (b) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity, shall have been received or obtained on or prior to the Closing Date without the imposition of any burdens or conditions materially adverse to the party or parties entitled to the benefit thereof.

                  (c) Indemnification. The parties shall have agreed as to any of their indemnification obligations with respect to those certain current trademark claims relating to "Bounty Hunters" set forth as item 4 in Schedule 4.9.

         7.2      CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by
Buyer:

                  (a) Representations and Warranties and Covenants of Sellers. The representations and warranties of Sellers herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; Sellers shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and Sellers shall have delivered to Buyer a certificate, in form and substance satisfactory to Buyer, dated the Closing Date and signed by the principal executive officer of TW and by Pack to such effect.

                  (b) Transfer Documents. Sellers shall have executed and delivered the Bill of Sale, and any trademark assignment, copyright assignment, and other transfer documents reasonably requested by Buyer.

                  (c) Information on Conduct of Business. Buyer shall have received supplements to the Schedules to the Agreement reflecting changes from the date hereof to the Closing Date and solely to the extent permitted in accordance with Section 6.2. Such supplements shall be subject to Buyer's review and approval prior to Closing.

                  (d) Observance of Provisions; No Disbursement. TW shall have observed all the provisions of the Note and Security Agreement, and shall not have, in any way, compromised Buyer's position thereunder. TW shall not have disbursed any funds without the prior approval of Buyer;

                  (e) No Liens. There shall have been no liens or other security interests or pledges recorded against the assets or property rights of TW, other than the Affinity Encumbrance, and all contractual rights of TW, including those serving as collateral for the Note shall be valid and enforceable in all material respects, and no third party claims that would interfere with TW's rights under such contracts shall have been made;

                  (f) Weekly Statement. TW shall have provided to Buyer weekly in advance a statement of its cash requirements for the following week period, for approval by Buyer in its sole discretion;

                  (g) AMG Release. Buyer shall have obtained a release or releases with regard to the indebtedness owed by TW to AMG, on such terms and conditions and in exchange for such payment and other consideration as Buyer shall determine in its sole discretion, including such approvals or orders from the court having jurisdiction over AMG.

                  (h) Employment Agreements. TW and/or Buyer shall have entered into mutually satisfactory employment agreements with key personnel of TW, as determined by Buyer in its sole discretion.

                  (i) Due Diligence. Buyer shall have performed its "due diligence" review to confirm the data provided and the statements made to Buyer concerning TW, with results satisfactory to Buyer.

                  (j) Registration Rights Agreement. Pack shall have executed and delivered the Registration Rights Agreement.

                  (k) Investment Letter. Pack shall have executed and delivered the Investment Letter.

                  (l) Board Approval. The Board of Directors of Buyer shall have approved this Agreement.

         7.3      CONDITIONS TO OBLIGATIONS OF SELLERS.

                  The obligations of Sellers to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the affected party(ies):

                  (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time; Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Buyer shall have delivered to Sellers a certificate of Buyer, in form and substance satisfactory to Sellers, dated the Closing Date and signed by an officer of Buyer.

                  (b) Purchase Price. The Purchase Price shall have been delivered as required by Section 2.3.

                  (c) Note Cancellation. The Note shall have been cancelled in the event of the Closing.

                  (d) Registration Rights Agreement. Buyer shall have executed and delivered the Registration Rights Agreement.

                  (e) Certificate. A certificate for 50,000 shares of common stock of Buyer issued in the name of Pack and bearing a restrictive legend under the Securities Act shall have been delivered to Pack.

                  (f)  Assumption  Agreement.  Buyer  shall  have  executed  and
         delivered  an  instrument   of  assumption   relating  to  the  Assumed
         Liabilities in a form to be agreed to by the parties.


                                    ARTICLE 8

                      TERMINATION OF OBLIGATIONS; SURVIVAL

         8.1      TERMINATION OF AGREEMENT.

                  Anything   herein  to  the  contrary   notwithstanding,   this
Agreement and the Transactions may be terminated at any time before the Closing as follows and in no other manner:

                  (a) Mutual Consent. By mutual consent in writing of Buyer and Sellers.

                  (b) Conditions to Buyer's Performance Not Met. By Buyer upon written notice to Sellers if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 7.1 or 7.2.

                  (c) Conditions to Sellers' Performance Not Met. By Sellers upon written notice to Buyer if any event occurs which would render impossible the satisfaction of one or more conditions to the obligation of Sellers to consummate the transactions contemplated by this Agreement as set forth in Section 7.1 or 7.3.

                  (d) Material Breach. By Buyer or Sellers if there has been a material misrepresentation or material breach on the part of the other party in its representations, warranties or covenants set forth herein; provided, however, that if such breach or misrepresentation is susceptible to cure, Sellers or Buyer, as the case may be, shall have 5 days after receipt of notice from the other party of its intention to terminate this Agreement pursuant to this Section 8.1(d) if such misrepresentation or breach continues in which to cure such breach or misrepresentation before the other party may so terminate this Agreement.

                  (e) Expiration Date. By Buyer or Sellers if the Closing shall not have been consummated before the Termination Date.

         8.2.     EFFECT OF TERMINATION.

                  In the event that this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement (but not under the Security Agreement or Note) shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 6.5 [Confidentiality], Section 8.3 [Expenses] and Section
10.6 [Governing Law] shall survive any such termination; provided further that a termination under Section 8.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

         8.3      EXPENSES.

                  (a) If this Agreement or the Transactions are terminated or abandoned because of:

                           (i)  Any breach by Sellers of this Agreement;

                           (ii) Failure of Sellers to satisfy any of the conditions to Closing (other than failure due to Buyer's breach of its obligations hereunder or any matter beyond Sellers' control) by the Termination Date;

         Sellers shall promptly (and in any event within five days after such event) pay Buyer, in immediately available funds, all Buyer's Expenses (as defined below).

                  (b) Except as otherwise provided in Section 8.3(a), Sellers, on the one hand, and Buyer, on the other hand, shall each pay their own Expenses.

                  (c) If Sellers  fail to pay the amounts due Buyer  pursuant to
         Section 8.3(a) when due, Sellers shall pay interest thereon from the date due until the date paid at 8% and shall reimburse Buyer for all reasonable attorneys' fees and other expenses incurred in collecting any of such amounts.


                                    ARTICLE 9


                                 INDEMNIFICATION

         9.1      INDEMNIFICATION.

                  (a) (i) Buyer, on the one hand, and Sellers, on the other hand, agree to indemnify and hold the other party(ies), and its or their respective directors, officers, agents, representatives, employees, Affiliates, successors and permitted assigns, harmless, from and against any and all Losses arising out of or resulting from a breach of any representation, warranty or covenant made by the Indemnifying Party or its Affiliates in this Agreement ("RW&C Losses").

                           (ii) Sellers  agree to  indemnify  and hold Buyer and
                  its respective directors, officers, agents, representatives, employees, Affiliates, successors and permitted assigns, harmless, from and against (A) any and all Losses arising out of any liabilities or obligations not assumed under Section 2.2(b) other than with respect to that certain lawsuit entitled "Bountiful Entertainment, Inc. et al. v. Forever Blue Entertainment Group, Inc., et al. (Case H-96-0196) in District Court in Houston, Texas (the "Lawsuit"), and (B) any and all Losses arising from any Order or Action pending or threatened against the Acquired Assets as of the Closing Date, including those set forth on Schedule 4.9 other than with respect to the Lawsuit.

                           (iii) Either Buyer or Sellers may assign its rights to indemnification hereunder to one or more Affiliates, provided that (A) no such assignment shall increase the Losses for which the Indemnifying Party is responsible beyond those that would be payable to the Indemnified Party if there were no such assignment, (B) one law firm shall represent the Indemnified Party and all Affiliates in connection with any claims asserted and (C) there shall not be a material increase in administrative expenses of the Indemnifying Party as a result of such assignment.

         (b) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable by Sellers with respect to any RW&C Loss unless the Losses suffered by Buyer and its Affiliates exceed $25,000; provided that if the aggregate Losses exceed such amount, Buyer and its Affiliates shall be entitled to recover all of their Losses including such amount; and provided further that in no event shall Sellers be required to indemnify Buyer and its Affiliates with respect to such Losses in an aggregate amount of more than $1,000,000.

         9.2      PROCEDURE.

                  (a) Notice. Losses for or against which any person is entitled to indemnification pursuant to Sections 2.4, 6.3, 9.1 or 10.5 are "Indemnifiable Claims". Any person seeking indemnification (an "Indemnified Party") with respect to an Indemnifiable Claim shall give notice (the "Indemnity Notice") providing in reasonable detail the basis for and factual circumstances surrounding the Indemnifiable Claim, to the person required to provide indemnification (the "Indemnifying Party") within one year of becoming aware of any such Indemnifiable Claim. The Indemnifying Party and the Indemnified Party shall cooperate with one another and the Indemnifying Party shall have reasonable access to all relevant books and records. Notwithstanding the foregoing, the rights of any Indemnified Party to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by the Indemnified Party's failure to give notice unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby. In case any such liability is asserted against any Indemnified Party, the Indemnifying Party may, at its option, promptly assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. So long as the Indemnifying Party is diligently prosecuting such defense, the Indemnifying Party shall not be liable for any other legal expenses of the Indemnified Party, other than reasonable costs of investigation. Any Indemnified Party may participate in such defense at its own expense. Notwithstanding the foregoing, in the case of any claim or other assertion of liability by any Governmental Entity relative to Taxes, the Indemnified Party and the Indemnifying Party shall, at their own expense, jointly assume the defense of such claim. A party may not compromise or settle a Tax claim affecting the liability of the other party without the consent of the other party either at such time or in the future, which consent shall not be unreasonably withheld.

                  (b) Defense. If the Indemnifying Party fails reasonably promptly to assume the defense of an Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense of the Indemnifiable Claim at the expense of the Indemnifying Party.

                  (c) Settlement. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes an unconditional release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Indemnifiable Claim.

                  (d) Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, if Sellers fail to make any payment required to be made by them when due to Buyer under this Section 9, Buyer and each of its Affiliates is hereby authorized by Pack, any time or from time to time thereafter, to set off and to appropriate and to apply any and all amounts owed at any time by Buyer or any of its Affiliates to or for the credit or the account of Pack, including, without limitation, under the agreements identified in Section 6.8, against and on account of such obligations, irrespective of whether or not Buyer or such Affiliate shall have made any demand hereunder.

                                   ARTICLE 10


                                     GENERAL


         10.1     SURVIVAL.

                  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing Date and shall continue until the third anniversary of the Closing Date; provided, however, that any obligations of each of the parties with respect to the payment and accurate reporting of Taxes shall survive until the expiration of the applicable statute of limitations. Any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Section 10.1 will continue to survive if an Indemnity Notice meeting the standard therefor set forth in
Section 9.2 shall have been given in good faith based on facts reasonably expected to establish a valid Indemnifiable Claim under Article 9 on or prior to such termination date, until such claim for indemnification has been satisfied or otherwise resolved and provided in Article 9.

         10.2.    AMENDMENTS; WAIVERS.

                  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

         10.3     SCHEDULES; EXHIBITS; INTEGRATION.

                  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith except that the Note and Security Agreement shall continue in full force and effect.

         10.4     BEST EFFORTS; FURTHER ASSURANCES.

                  (a) Commitment to Best Efforts. Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing Date such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the Transactions or to evidence such events or matters. After the Closing Date, Sellers agree to provide Buyer any information reasonably requested with respect to the calculation and payment of any of the Assumed Liabilities and otherwise as required in connection with Buyer's administration and exploitation of the Acquired Assets.

                  (b) Limitation. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances or to expend any funds other than in payment of reasonable out-of-pocket expenses incurred in satisfying obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professional advisers.

         10.5     BULK SALE LAW.

                  In connection with the Transactions, Buyer waives compliance with the provisions of the California and any other applicable state's Uniform Commercial Code relating to bulk transfers, subject to the representations, warranties and indemnities of Sellers contained in this Agreement. Nothing in this paragraph shall estop or prevent Buyer from asserting the inapplicability of the bulk sales provisions in any action or proceeding brought by a third party. Sellers hereby indemnify Buyer against any liability or expense arising from the failure to comply with such provisions.

         10.6     GOVERNING LAW.

                  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization or incorporation of the respective parties.

                  10.7 NO ASSIGNMENT.

                  Neither this Agreement (nor related agreements pursuant to this Agreement) nor any rights or obligations under any of them are assignable except that Buyer may assign its rights

(including but not limited to its rights under Article 9) to any Affiliate of Buyer or to any entity which, by way of merger, consolidation or sale of substantially all the assets of Buyer becomes a successor to Buyer, so long as such successor assumes in writing Buyer's obligation under this Agreement, and, after the Closing Date, to any party.

                  10.8 Headings.

                  The  descriptive  headings  of  the  articles,   sections  and
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  10.9 Counterparts.

                  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise therein provided) when one or more counterparts have been signed by each party and delivered to the other party.

                  10.10 Parties in Interest.

                  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to or to confer any right of subrogation or action over against, any party to this Agreement.

                  10.11 Notices.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered (a) in person, (b) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (b)), addressed as follows:

                  If to Buyer, to:

                  Mr. William Bosso
                  Affinity Entertainment, Inc.
                  15436 North Florida Avenue, Suite 103
                  Tampa, Florida  33613
                  Fax No.: 813/264-6626

                  With copies to:

                  Mel Ziontz, Esq.
                  Rosenfeld, Meyer & Susman, LLP
                  9601 Wilshire Boulevard, Suite 444
                  Beverly Hills, California 90210
                  Fax No.:  310/271-6430

                  If to Sellers, to:

                  Royeric Pack
                  Tradewinds Television, LLC
                  5855 Topanga Canyon Boulevard
                  Woodland Hills, California  91367
                  Fax No: 818/592-2913

                  If to Pack, to:

                  Royeric Pack
                  23254 Friar Street
                  Woodland Hills, California 91367
                  Fax No.:  818/888-7626

                  With a copy to:

                  Gary W. Marsh, Esq.
                  Long, Aldridge & Norman
                  One Peachtree Center, Suite 5300
                  303 Peachtree Street
                  Atlanta, Georgia  30308
                  Fax No: 404/527-4198

or to such other address as such party may have furnished to the other in writing in accordance herewith. Notices delivered in person by cable, telegram or facsimile transmission shall be deemed given when so delivered, and notices given by mail shall be deemed given three days after mailing; provided that notices of a change of address shall only be effective upon receipt.

                  10.12 Remedies; Waiver.

                  To the extent permitted by Law all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  10.13 Attorneys' Fees.

                  In the event of any Action, controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs. For the purposes of this Section 10.13, the "prevailing party" shall mean the party whose final settlement offer (or other monetary position or claim) prior to the commencement of such court or arbitration proceeding is closest to the judgment awarded by the court or arbitrator, regardless of whether such judgment is entered into in favor of or against such party.

                  10.14 Knowledge Convention.

                  Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" or words of similar intent or effect of any party or its representative, such person shall make such statement only after conducting a diligent investigation of the subject matter thereof, and each statement shall be deemed to include a representation that such investigation has been conducted.

                  10.15 Representation By Counsel; Interpretation.

                  Sellers and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of Law, including but not limited to
Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Sellers.

                  10.16 Specific Performance.

                  Sellers acknowledge that, in view of the uniqueness of the Transactions, Buyer would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by Sellers in accordance with its terms or the Transactions not consummated as contemplated hereunder. Sellers therefore agree that Buyer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

                  10.17 Severability.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, these remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.


                                            AFFINITY ENTERTAINMENT, INC.


                                            By:_______________________________

                                            Its:______________________________




                                            TRADEWINDS TELEVISION, LLC



                                            By:_______________________________

                                            Its:______________________________




                                            ----------------------------------
                                            ROYERIC PACK

                                  SCHEDULE 2.1


                                 ACQUIRED ASSETS

1.       Library

2.       Works in Progress

3.       TW Accounts Receivable as of the Closing Date

4.       The name and mark "Tradewinds Television"

5.       Cash

6.       Fixed Assets

7.       All other physical and intangible property as determined by Buyer.

                                 SCHEDULE 2.1.1


                                     LIBRARY

1.       Film Library

2.       Television Library

3.       Other?

                                SCHEDULE 2.1.1(a)


                                  FILM LIBRARY

                                SCHEDULE 2.1.1(b)


                               TELEVISION LIBRARY

                                 SCHEDULE 2.1.2


                                WORKS IN PROGRESS

1.       Bounty Hunters

                                 SCHEDULE 2.2(b)


                               ASSUMED LIABILITIES

 1. Payables as of 8/31/96. The assumed liabilities also include payables as of 10/3/96 per the attached schedule incurred in the ordinary course of business and all additional approved payables incurred through the closing date.

 2.       Bounty Hunters Productions Budget

 3.       Mark Rafalowski

 4.       All contracts as listed on Schedule 4.7 denoted by asterisk (*)

 5.       Producers - AMG:          World of Nature (WNET)
                                    Jonathan Goodson (Lottery shows)
                                    MST-3000
                                    Hands of a Murderer
                  Tradewinds:       Ghostwriter (CTW)
                                    Madison's Adventures (BBC-Worldwide)

 6.       Jon Ferro exit agreement

                                  SCHEDULE 4.1


                                 OWNERSHIP OF TW

                                  SCHEDULE 4.3


                         REQUIRED PERMITS AND APPROVALS

                                  SCHEDULE 4.5


                               ACCOUNTS RECEIVABLE

                                  SCHEDULE 4.6


                         CONDUCT OF BUSINESS EXCEPTIONS

                                  SCHEDULE 4.7


                                    CONTRACTS

                                  SCHEDULE 4.9


                                LEGAL PROCEEDINGS

                                SCHEDULE 4.10(a)


                            LIBRARY RIGHTS EXCEPTIONS

                                SCHEDULE 4.10(b)


                                RIGHTS VIOLATIONS

                                SCHEDULE 4.11(a)


                                 PARTICIPATIONS

                                SCHEDULE 4.11(b)


                                GUILD ENCUMBRANCE

                                SCHEDULE 4.13(a)


                                      MARKS

                                SCHEDULE 4.13(b)


                                   COPYRIGHTS

1.       Bounty Hunters - United States

                    Registration #:    PAu1-989-006
                              Date:    July 24, 1995
                  Forever Blue Entertainment

                Trademark Application Serial #:      74/646,257
                                          Date:      March 13, 1995

                                  SCHEDULE 4.15


                                    INSURANCE

                                SCHEDULE 4.20(a)


                              EMPLOYMENT CONTRACTS

                                SCHEDULE 4.20(b)


                             EMPLOYEE BENEFIT PLANS